UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 11/13/2015

BEMAX INC.
(Exact name of registrant as specified in its charter)

Nevada	333-197756	46-554081
(State or other jurisdiction)	(Commission file number)	(IRS Employer Identification No.)

625 Silver Oak Drive Dallas, GA (Address of principal executive offices)	30132 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 13, 2015, Bemax Inc. (the “Company”) entered into an exclusive supplier agreement (the “Agreement) with Bethel Imports Marketing Limited (the “Customer”), whereby the Customer shall purchase exclusively from Company, in accordance with the terms of the Agreement, Company’s private label brands of Disposable Baby Diapers, including, without limitation, all various training, consulting, and support services necessary for Customer to sell, operate and manage the distribution of Company’s Disposable Baby Diaper. Pursuant to the Agreement, when Customer is in need of supply of Disposable Baby Diapers or Services to be provided by the Company under the terms of this agreement, Customer shall issue purchase order to the Company specifying the type and amount of Disposable Baby Diaper, and Services to be purchased from the Company. During the term of this Agreement, Customer agrees that it will not purchase Disposable Baby Diapers or Services specified in this Agreement from any vendor, other than from the Company, unless Company consents in writing to such purchase. The purchase price for the Disposable Baby Diapers and Services shall be Company's direct  wholesale price listing in effect at the time Customer issues a purchase order.

Item 9.01
Exhibits

Exhibit Number                                     Description of Exhibit
10.1                                                        Exclusive Supplier Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2015

 Bemax, Inc.
 By:  /s/ Taiwo Aimasiko
 President/CEO